EXHIBIT 4.2
-----------



                         NOTE SPLIT AGREEMENT

     THIS NOTE SPLIT AGREEMENT (this "Agreement") is entered into effective as of the 8th day of October, 2004, by and between JMB Realty Corporation, a Delaware corporation ("Holder") and JMB/245 Park Avenue Associates, Ltd., an Illinois limited partnership ("Maker").


                         W I T N E S S E T H:

     WHEREAS, Holder is the holder of a certain Second Amended and Restated Promissory Note, dated as of August 1, 1995, in the original principal amount of $25,000,000 (as amended, including by that certain Amendment No. 1 to Second Amended and Restated Promissory Note, effective as of January 3, 2001, the "Note"), made by Maker and payable to Holder, which Note has an outstanding balance of principal as of the date hereof of $25,500,000.00 (together with any accrued and unpaid regular interest, default interest and other amounts that may be due and payable thereunder, the "Outstanding Balance"); and,

     WHEREAS, the Note and other indebtedness of Maker to Holder is secured by certain collateral (the "Priority Collateral"), pursuant to and as described in that certain Security Agreement (First Priority/Membership Interest), dated as of May 7, 2001 (the "Superior Security Agreement"), made by Maker in favor of Holder; and,

     WHEREAS, the Note is further secured by certain collateral (the "Original Collateral", and together with the Priority Collateral, the "Collateral"), pursuant to and as described in that certain Third Amended and Restated Security Agreement, dated as of August 1, 1995 (the "Original Security Agreement" and, together with the Superior Security Agreement, the "Security Agreements"), made by Maker in favor of Holder, which Original Security Agreement is subject and subordinate to the security interests granted in the Priority Collateral under the Superior Security Agreement; and,

     WHEREAS, effective as of the date hereof, Holder and Maker wish to amend, restate and divide the Note into two separate notes which in the aggregate will have an initial outstanding balance equal to the Outstanding Balance, for the purpose of dividing facilitating the immediate transfer of one note while Holder retains the other note, with the note to be retained by Holder ("Replacement Note 1") to include $385,344.69 of the currently accrued and unpaid regular interest under the Note plus $3,482,283.71 of the unpaid principal balance thereunder, such Replacement Note 1 to be in the principal amount of $3,482,283.71 plus accrued and unpaid interest as of the date hereof in the amount of $385,344.69, and the note to be transferred by Holder ("Replacement Note 2") to include all of the remaining unpaid principal balance and accrued and unpaid regular interest of the Note not included in Replacement Note 1 plus any accrued and unpaid default interest and all other amounts, if any, due and payable thereunder, such Replacement Note 2 to be in the stated principal amount of $22,017,716.29.

     NOW, THEREFORE, in consideration of the premises and the covenants of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

     1. DIVISION OF NOTE. Holder and Maker hereby agree to amend, restate, divide and replace the Note with Replacement Note 1, in the form attached hereto as Exhibit A, and Replacement Note 2, in the form attached hereto as Exhibit B. The parties hereto agree to execute and deliver such further documentation as may be reasonably requested in order to effect the foregoing.

     2. CONFIRMATION OF SECURITY AGREEMENTS. Holder and Maker further acknowledge and confirm that the division of the Note into Replacement
Note 1 and Replacement Note 2 shall not affect the rights of the Holder, or Holder's successors and assigns, or the obligations of Maker, under the Security Agreements, that each of Replacement Note 1 and Replacement Note 2 constitute replacement notes for pre-existing indebtedness that is secured by the Security Agreements and the collateral secured thereby, and that each of Replacement Note 1 and Replacement Note 2 shall hereafter constitute obligations secured by the Security Agreements and shall be enforceable by Holder or Holder's successors in accordance with the provisions of the Security Agreements.

     3. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Illinois.

     4. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     5. SUCCESSORS. This Agreement shall be binding upon, and shall inure to the benefit of, the Seller, the Buyer, and their respective legal representatives, heirs, administrators, executors, successors and assigns. No person or entity shall in any respect be deemed to be a third party beneficiary with respect to this Agreement.

     6. CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope of this Agreement or any provision hereof.


     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date and year first above written.


                            HOLDER:

                            JMB REALTY CORPORATION,
                            a Delaware corporation


                            By:   /s/ H. Rigel Barber
                            Its:  President



                            MAKER:

                            JMB/245 PARK AVENUE ASSOCIATES, LTD.,
                            an Illinois limited partnership,

                            By:   JMB PARK AVENUE, INC.,
                                  an Illinois corporation
                                  Corporate General Partner


                            By:   /s/ Gary Nickele
                            Its:  Vice President

                               EXHIBIT A

                        REPLACEMENT NOTE #1 TO

                                SECOND

                 AMENDED AND RESTATED PROMISSORY NOTE



                                                        Dated: as of
$3,482,283.71              Chicago, Illinois         October 8, 2004


                            R E C I T A L S
                            ---------------


     WHEREAS the undersigned, JMB/245 PARK AVENUE ASSOCIATES, LTD. ("Maker"), a limited partnership organized and existing under the laws of the State of Illinois, has heretofore, for good and valuable consideration, made in favor of Bank of America Illinois (successor in interest to CONTINENTAL BANK N.A. and formerly known as "CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO") ("Original Payee") certain promissory notes in the amounts of $15,000,000 and $35,000,000 respectively, each dated as of December 29, 1983 (herein, said notes are called, respectively, the "$15,000,000 Note" and the "$35,000,000 Note," and collectively, the "Original Notes"); and

     WHEREAS, Original Payee previously advanced the full amount under the Original Notes pursuant to certain terms evidenced by the Original Notes; and

     WHEREAS, the Maker and the Original Payee agreed to amend and restate the Original Notes to provide for two Amended and Restated Promissory Notes, each in the principal amount of $25,000,000 dated as of December 31, 1993, each according to such terms as set forth in each such Amended and Restated Promissory Note (collectively, the "Previously Existing Notes"); and

     WHEREAS, one of the Existing Notes was designated the "Fixed Rate Amended and Restated Promissory Note" (such Previously Existing Note hereinafter referred to as the "Fixed Rate Note"); and

     WHEREAS, on July 31, 1995, the Original Payee, Mellon Bank, N.A. ("Mellon") and JMB Realty Corporation ("JMB") entered into a letter agreement (the "Letter Agreement") pursuant to which the Original Payee and Mellon have sold, and JMB has purchased, all of the Original Payee's and Mellon's respective right, title and interest in the Fixed Rate Note and other notes and agreements referenced therein; and

     WHEREAS, in connection with such purchase JMB and the Maker amended and restated the Fixed Rate Note in its entirety pursuant to that certain Second Amended and Restated Promissory Note in the amount of $25,000,000 dated as of August 1, 1995 (the "Second Amended Note"); and

     WHEREAS, pursuant to a certain Note Split Agreement by and between JMB and Maker, dated October 8, 2004 (the "Note Split Agreement"), JMB and Maker agreed to split the Second Restated Note and all outstanding principal and accrued interest thereunder into two separate promissory notes, being this Note (as defined below), and another note of even date herewith titled Replacement Note #2 to Second Amended and Restated Promissory Note ("Replacement Note #2"); and

     WHEREAS, this Note shall evidence $3,482,283.71 of the outstanding principal balance and $385,344.69 of the outstanding balance of accrued and unpaid regular interest on the Second Restated Note as of the date hereof and Replacement Note #2 shall evidence (i) all of the remaining outstanding principal balance and accrued and unpaid regular interest of the Second Restated Note as of the date hereof except for the portion thereof allocated to and evidenced by this Note and (ii) all accrued and unpaid default interest and any other amounts due on the date hereof under the Second Restated Note.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Maker, hereby promises to pay to the order of JMB, at 900 North Michigan Avenue, Chicago, Illinois 60611 or such other place as the holder hereof may from time to time designate in writing, in lawful money of the United states of America, the principal sum of THREE MILLION FOUR HUNDRED EIGHTY-TWO THOUSAND TWO HUNDRED EIGHTY THREE AND 71/100 DOLLARS ($3,482,283.71) (the "Loan Amount"), which Maker acknowledges has previously been disbursed in full, together with interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until the Loan Amount is repaid in full, at the rate provided for in Section 2 below. Maker and JMB agree that accrued and unpaid interest under the Second Restated Note as of the date hereof in the amount of THREE HUNDRED EIGHTY-FIVE THOUSAND THREE HUNDRED FORTY FOUR AND 69/100 DOLLARS ($385,344.69) shall be allocated to and be payable as accrued and unpaid interest under this Note and that any remaining accrued and unpaid interest, default interest or other amounts under the Second Restated Note as of the date hereof shall be allocated to Replacement Note #2.

     1. Unless a contrary intention is apparent from the context, the following terms have the indicated meanings when used herein:

     "Business Day" shall mean a day on which national banks are open in Chicago for the transaction of business.

     "Collateral" shall mean all collateral secured under the Security
Agreements.

     "Dollars" and "$" shall mean lawful currency of the United States of America and immediately available funds.

     "Loan" shall mean the indebtedness evidenced hereby

     "Maturity Date" shall have the meaning assigned to that term in
Section 5 hereof.

     "Priority Security Agreement" shall mean that certain Security Agreement (First Priority/Membership Interest), dated as of May 7, 2001, made by Maker in favor of JMB, encumbering certain collateral set forth therein, which secures, among other indebtedness. Restated Promissory Note II.

     "Restated Promissory Note II" shall mean the Second Restated Note, as the same may be amended or restated from time to time, including (i) as amended by that certain collectively by this Replacement Note #1 to Second Amended and Restated Promissory Note (this "Note") and Replacement Note #2. Replacement Note #1 to Second Amended and Restated Promissory Note (this "Note") and Replacement Note #2.

     "Reference Rate" shall mean, at any time, the per annum rate of interest then most recently announced by the Bank of America, N.A. at Chicago, Illinois, as its reference rate. If at any one time there shall be more than one reference rate announced by the Original Payee, the Reference Rate hereunder shall be the lowest of the reference rates announced.

     "Security Agreements" shall mean the Priority Security Agreement and the Third Amended and Restated Security Agreement.

     "Third Amended and Restated Security Agreement" shall mean that certain Third Amended and Restated Security Agreement dated of even date herewith executed and delivered by Maker to JMB, encumbering certain collateral set forth therein (the collateral under "Collateral"), which secures Restated Promissory Note II and certain other promissory notes that have been previously paid and satisfied, as the same may be amended or restated from time to time.

     2. INTEREST RATES. Until an event of default occurs hereunder and after an event of default if such default has been cured, the rate of interest in effect under this Note shall be two percent (2%) per annum compounded annually and payable on the Maturity Date.

     From the Maturity Date until the time this Note is paid in full, or after an event of default until such event of default is cured, this Note shall bear interest on the unpaid principal amount hereof from time to time outstanding at the floating rate (the "Default Rate") which is equal to the sum of three percent (3%) per annum plus the Reference Rate from time to time in effect and changing automatically and simultaneously with each change in the Reference Rate. Such interest shall be paid on demand.

     3. INTEREST - BASIS OF CALCULATION. All interest shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. On the Maturity Date, all and unpaid interest hereunder shall be due and payable.

     4. MAXIMUM INTEREST RATE. In no event shall the amount paid or agreed to be paid hereunder (including all interest and the aggregate of any other amounts taken, reserved or charged pursuant to this Note or any other document evidencing or securing the Loan, which under applicable law is deemed to constitute interest on the indebtedness evidenced by this
Note) exceed the highest lawful rate permissible under applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the holder of this Note should receive as interest an amount which would exceed the highest lawful rate allowable under law, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under this Note and not to the payment of interest, or if such excess interest exceeds the unpaid balance of principal, the excess shall be refunded to Maker.

     5. REPAYMENT OF PRINCIPAL. The entire unpaid principal amount of this Note shall be due and payable in full on January 2, 2006 or earlier upon acceleration as hereinafter provided (the "Maturity Date"). Notwithstanding the foregoing, Maker shall prepay the Loan upon receipt, and to the extent of, any net proceeds received upon the sale, refinancing or other disposition of, or any distribution made with respect to, the Collateral (as defined in the Third Amended and Restated Security Agreement) in accordance with Section 6 hereof.

     6. APPLICATION OF PAYMENTS. JMB shall apply any amounts received from Maker as a prepayment under Section 5 above to reduce Maker's outstanding indebtedness under this Note, Replacement Note #2 or any other indebtedness owed by Maker to JMB, in such order, as JMB, in its sole discretion, shall elect.

     7. PREPAYMENT. Subject to Sections 6 and 17(a) hereof, Maker reserves the privilege to prepay this Note in full or in part without premium or penalty.

     8. SECURITY. This Note is secured by the Third Restated Security Agreement and the Priority Security Agreement. Reference is made to the Third Restated Security Agreement and the Priority Security Agreement, as applicable, for a description of the property encumbered, the nature and extent of the security, and the rights of the holder hereof in respect to such security. The provisions of the Third Restated Security Agreement and the Priority Security Agreement shall be deemed to be incorporated by reference herein as though set out herein in their entirety.

     9. EVENTS OF DEFAULT AND REMEDIES. Any one of the following occurrences shall constitute an "event of default" under this Note:

     (a) The failure by Maker to make any payment of principal or interest upon this Note as and when the same becomes due and payable in accordance with the terms hereof, and the continuation of such failure for five (5) days after written notice thereof to Maker from JMB;

     (b) The occurrence of any default under this Note other than as described in the preceding clause (a), and the continuance of such failure for thirty (30) days after written notice thereof to Maker from JMB; provided that if at the end of such 30 day period Maker, in JMB's sole judgment, is proceeding with due diligence to cure such default, then there shall not be an event of default for an additional period of the shorter of 60 days or the period during which, in JMB's sole judgment, Maker continues to proceed with due diligence to cure such default;

     (c) The occurrence of any Default (as defined in the Third Amended and Restated Security Agreement) under the Priority Security Agreement;

     (d) Maker, any general partner of Maker (or any constituent general partner thereof), or any entity whose equity constitutes collateral under a Security Agreement (a "Collateral Entity") becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or Maker, any general partner of Maker (or any constituent general partner thereof), or any Collateral Entity applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for itself or of any of its property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Maker, any general partner of Maker (or any constituent general partner thereof), or any Collateral Entity, or for a substantial part of the property of any of them and is not discharged within 30 days; or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of Maker, any general partner of Maker (or any constituent general partner thereof), or any Collateral Entity, and if such case or proceeding is not commenced by Maker, any general partner of Maker (or any constituent general partner thereof), or any Collateral Entity, it is consented to or acquiesced in by Maker, any general partner of Maker (or any constituent general partner thereof), or any Collateral Entity, or remains for 60 days undismissed; or Maker, any general partner of Maker (or any constituent general partner thereof), or any Collateral Entity, takes any action to authorize, or in furtherance of, any of the foregoing; or

     (e) Any representation, warranty or certification made by Maker to JMB or any subsequent holder hereof in connection with the Loan, this Note, any Security Agreement, or any other document executed in connection herewith proves to be or to have been false in any material respect at any time.

     For purposes of the foregoing clauses (c) and (e) of this Section 9, with respect to any event or occurrence which constitutes an event of default hereunder solely by reason of its constituting a default (as distinguished from an "event of default") under a document or instrument other than this Note, to the extent (if any) that such other document or instrument provides a grace or cure period with respect to such default, the same grace or cure period, and only such period, shall apply with respect to this Note.

     Upon the occurrence of any event of default hereunder: (i) the entire unpaid principal balance of, and any unpaid interest then accrued on, and any other amounts owing under or evidenced by this Note shall, at the option of the holder hereof and without notice or demand of any kind to Maker or any other person, immediately become due and payable; and (ii) the holder hereof shall have and may exercise any and all rights and remedies available at law or in equity and also any and all rights and remedies provided in Security Agreements or in any other instrument securing this Note.

     The remedies of the holder hereof, as provided herein or in the Security Agreements or any other instrument securing this Note, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the holder hereof,' and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

     10. ATTORNEYS' FEES AND COSTS. In the event one or more events of default shall occur. Maker promises to pay all costs of collection of every kind, including but not limited to all reasonable attorneys' fees, court costs, and expenses of every kind incurred by the holder hereof in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is ever filed with respect thereto.

     11. NOTICES. All notices or other communications hereunder to either party shall be (a) in writing and, if mailed, shall be deemed to be given on the second Business Day after the date when deposited in the United States mail, by registered or certified mail, postage prepaid, addressed as provided hereinafter, and (b) addressed:

     If to Maker:     JMB/245 Park Avenue Associates, Ltd.
                      900 North Michigan Avenue, Suite 1400
                      Chicago, Illinois 60611
                      Attention: Gary Nickele

     If to JMB:       JMB Realty Corporation
                      900 North Michigan Avenue, Suite 1400
                      Chicago, Illinois 60611
                      Attention: H. Rigel Barber

or to either party at such other addresses as such party may designate in a written notice to the other party.

     12. BUSINESS PURPOSE. The Maker represents and agrees that the proceeds of the Loan evidenced by this Note have been used for purposes specified in 815 ILCS 205/4(1) (c), and that the indebtedness evidenced hereby constitutes a business loan which comes within the purview of said 815 ILCS 205/4(1) (c) and is not usurious.

     13. HEADINGS. The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

     14. WAIVER. Maker, for itself and for its successors, transferees and assigns and all guarantors, endorsers and signers, hereby waives all valuation and appraisement privileges, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice of the intention to accelerate, the release of any party liable, the release of any security for the debt, the taking of any additional security and any other indulgence or forbearance, and all of the foregoing persons are and shall be jointly and severally, directly and primarily, liable for the amount of all sums owing and to be owed hereon, and agrees that this Note and any or all payments corning due hereunder may be extended or renewed from time to time without in any way affecting or diminishing their liability hereunder.

     15. SEVERABILITY. If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

     16. EXCULPATION. Notwithstanding anything herein contained to the contrary, JMB agrees (for itself and any subsequent holder of this Note) that (1) all liability with respect to the debt evidenced by this Note, or any of the other documents executed and delivered by Maker in connection herewith, shall be satisfied only out of the assets of Maker and that no present or future constituent partner (i.e., person holding any equity interest) in or agent of the Maker, nor any officer, shareholder, director, employee, trustee, beneficiary or agent of any corporation or trust that is or becomes a constituent partner in Maker (including, but not limited to, persons executing documents or certificates on behalf of Maker) shall have personal liability (either directly or indirectly), all such personal liability being expressly waived by JMB and (2) in no event shall a negative capital account or any other funding obligations of any constituent partner in Maker be deemed to be an asset or the property of Maker and neither JMB nor any subsequent holder of this Note shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligations.

     17.   MISCELLANEOUS.

     (a) Whenever any payment to be made under this Note would be due on a date which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day and interest shall be payable at the applicable rate during such extension. Each payment (including prepayments) of principal of, or interest on, this Note shall be made in Dollars by the Maker to JMB at its office in Chicago, not later than noon, Chicago time, on the date due therefor; and funds received after that hour shall be deemed to have been received by JMB on the next following Business Pay. All payments (whether of principal, interest or other amounts) which are applied at any time by the holder hereof to indebtedness evidenced by this Note, prior to an event of default, shall be allocated by the holder first to expenses or other similar items, next to accrued interest, and then to principal, and, after an event of default, may be allocated by the holder to principal, interest or other amounts as the holder may determine in the holder's sole discretion.

     (b) In the event of any inconsistency between the provisions of this Note and the provisions of the Third Amended and Restated Security Agreement and/or the Priority Security Agreement, JMB may elect which of the inconsistent provisions shall govern and control. Copies of the Third Amended and Restated security Agreement and the Priority Security Agreement are available for inspection at the offices of JMB during normal business hours.

     (c) This Note shall be governed by and construed in "accordance with the laws of the State of Illinois.

     (d) This Note has been made and delivered at Chicago, Illinois, and all funds disbursed to or for the benefit of Maker have been disbursed in Chicago, Illinois.

     (e) This Note shall be binding upon Maker and its respective successors and assigns; provided, however, that Maker may not assign its rights hereunder or in connection herewith, and this Note shall inure to the benefit of JMB and its successors and assigns, including any participants of JMB. Maker agrees that JMB may assign its interest hereunder and sell participation interests in the loan evidenced by this Note to one or more other persons without notice to or consent of Maker.

     (f) Maker acknowledges that this Note when taken together with Replacement Note #2, made and delivered in amendment, restatements, division and replacement of and substitution for the Second Restated Mote, as further set forth in the Note Split Agreement.


     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note at Chicago, Illinois as of the date and year first above written, pursuant to proper authority duly granted.



                            JMB/245 PARK AVENUE ASSOCIATES, LTD.
                            an Illinois limited partnership

                            By:   JMB Park Avenue, Inc.
                                  Its corporate general partner

                            By:
                                  ------------------------------
                            Its:  Vice President

                               EXHIBIT B

                        REPLACEMENT NOTE #2 TO

                                SECOND

                 AMENDED AND RESTATED PROMISSORY NOTE

                                                      Dated: as of
$22,017,716.29             Chicago, Illinois       October 8, 2004



                            R E C I T A L S
                            ---------------


     WHEREAS the undersigned, JMB/245 PARK AVENUE ASSOCIATES, LTD. ("Maker"), a limited partnership organized and existing under the laws of the State of Illinois, has heretofore, for good and valuable consideration, made in favor of Bank of America Illinois (successor in interest to CONTINENTAL BANK N.A. and formerly known as "CONTINENTAL ILLINOIS NATIONAL BANK AND TRUST COMPANY OF CHICAGO") ("Original Payee") certain promissory notes in the amounts of $15,000,000 and $35,000,000 respectively, each dated as of December 29, 1983 (herein, said notes are called, respectively, the "$15,000,000 Note" and the "$35,000,000 Note," and collectively, the "Original Notes"); and

     WHEREAS, Original Payee previously advanced the full amount under the Original Notes pursuant to certain terms evidenced by the Original Notes; and

     WHEREAS, the Maker and the Original Payee agreed to amend and restate the Original Notes to provide for two Amended and Restated Promissory Notes, each in the principal amount of $25,000,000 dated as of December 31, 1993, each according to such terms as set forth in each such Amended and Restated Promissory Note (collectively, the "Previously Existing Notes"); and

     WHEREAS, one of the Existing Notes was designated the "Fixed Rate Amended and Restated Promissory Note" (such Previously Existing Note hereinafter referred to as the "Fixed Rate Note"); and

     WHEREAS, on July 31, 1995, the Original Payee, Mellon Bank, N.A. ("Mellon") and JMB Realty Corporation ("JMB") entered into a letter agreement (the "Letter Agreement") pursuant to which the Original Payee and Mellon have sold, and JMB has purchased, all of the Original Payee's and Mellon's respective right, title and interest in the Fixed Rate Note and other notes and agreements referenced therein; and

     WHEREAS, in connection with such purchase JMB and the Maker amended and restated the Fixed Rate Note in its entirety pursuant to that certain Second Amended and Restated Promissory Note in the amount of $25,000,000 dated as of August 1, 1995 (the "Second Amended Note"); and

     WHEREAS, pursuant to a certain Note Split Agreement by and between JMB and Maker, dated October 8, 2004 (the "Note Split Agreement"), JMB and Maker agreed to split the Second Restated Note and all outstanding principal and accrued interest thereunder into two separate promissory notes, being this Note (as defined below), and another note of even date herewith titled Replacement Note #1 to Second Amended and Restated Promissory Note ("Replacement Note #1"); and

     WHEREAS, this Note shall evidence the outstanding principal balance on the Second Restated Note and all accrued and unpaid regular interest, default interest and any other amounts due on the date hereof under the Second Restated Note other than the portions of such outstanding principal balance and accrued and unpaid regular interest allocated to Replacement Note #1 and Replacement Note #1 shall evidence $3,482,283.71 of the remaining outstanding principal balance of the Second Restated Note as of the date hereof and $385,344.69 of the outstanding balance of accrued and unpaid regular interest on the Second Restated Note as of the date hereof.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Maker, hereby promises to pay to the order of JMB, at 900 North Michigan Avenue, Chicago, Illinois 60611 or such other place as the holder hereof may from time to time designate in writing, in lawful money of the United states of America, the principal sum of TWENTY TWO MILLION SEVENTEEN THOUSAND SEVEN HUNDRED SIXTEEN AND 29/100 DOLLARS ($22,017,716.29) (the "Loan Amount"), which Maker acknowledges has previously been disbursed in full, together with interest on the unpaid principal amount hereof from time to time outstanding from the date of hereof until the Loan Amount is repaid in full, at the rate provided for in Section 2 below. Maker and JMB agree that all of the accrued and unpaid regular interest under the Second Restated Note as of the date hereof, being THREE HUNDRED EIGHTY THREE THOUSAND NINE HUNDRED SEVENTY EIGHT AND 22/100 DOLLARS shall be allocated to and be payable as accrued and unpaid interest under Replacement Note #1 and that and all accrued and unpaid default interest and any other amounts due on the date hereof under the Second Restated Note shall be allocated to this Note.

     1. Unless a contrary intention is apparent from the context, the following terms have the indicated meanings when used herein:

     "Business Day" shall mean a day on which national banks are open in Chicago for the transaction of business.

     "Collateral" shall mean all collateral secured under the Security
Agreements.

     "Dollars" and "$" shall mean lawful currency of the United States of America and immediately available funds.

     "Loan" shall mean the indebtedness evidenced hereby

     "Maturity Date" shall have the meaning assigned to that term in
Section 5 hereof.

     "Priority Security Agreement" shall mean that certain Security Agreement (First Priority/Membership Interest), dated as of May 7, 2001, made by Maker in favor of JMB, encumbering certain collateral set forth therein, which secures, among other indebtedness, Restated Promissory Note II.

     "Restated Promissory Note II" shall mean the Second Restated Note, as the same may be amended or restated from time to time, including (i) as amended by that certain collectively by this Replacement Note #2 to Second Amended and Restated Promissory Note (this "Note") and Replacement Note #1.

     "Reference Rate" shall mean, at any time, the per annum rate of interest then most recently announced by the Bank of America, N.A. at Chicago, Illinois, as its reference rate. If at any one time there shall be more than one reference rate announced by the Original Payee, the Reference Rate hereunder shall be the lowest of the reference rates announced.

     "Security Agreements" shall mean the Priority Security Agreement and the Third Amended and Restated Security Agreement.

     "Third Amended and Restated Security Agreement" shall mean that certain Third Amended and Restated Security Agreement dated of even date herewith executed and delivered by Maker to JMB, encumbering certain collateral set forth therein (the collateral under "Collateral"), which secures Restated Promissory Note II and certain other promissory notes that have been previously paid and satisfied, as the same may be amended or restated from time to time.

     2. INTEREST RATES. Until an event of default occurs hereunder and after an event of default if such default has been cured, the rate of interest in effect under this Note shall be two percent (2%) per annum compounded annually and payable on the Maturity Date.

     From the Maturity Date until the time this Note is paid in full, or after an event of default until such event of default is cured, this Note shall bear interest on the unpaid principal amount hereof from time to time outstanding at the floating rate (the "Default Rate") which is equal to the sum of three percent (3%) per annum plus the Reference Rate from time to time in effect and changing automatically and simultaneously with each change in the Reference Rate. Such interest shall be paid on demand.

     3. INTEREST - BASIS OF CALCULATION. All interest shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. On the Maturity Date, all accrued and unpaid interest hereunder shall be due and payable.

     4. MAXIMUM INTEREST RATE. In no event shall the amount paid or agreed to be paid hereunder (including all interest and the aggregate of any other amounts taken, reserved or charged pursuant to this Note or any other document evidencing or securing the Loan, which under applicable law is deemed to constitute interest on the indebtedness evidenced by this
Note) exceed the highest lawful rate permissible under applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the holder of this Note should receive as interest an amount which would exceed the highest lawful rate allowable under law, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due under this Note and not to the payment of interest, or if such excess interest exceeds the unpaid balance of principal, the excess shall be refunded to Maker.

     5. REPAYMENT OF PRINCIPAL. The entire unpaid principal amount of this Note shall be due and payable in full on January 2, 2006 or earlier upon acceleration as hereinafter provided (the "Maturity Date"), Notwithstanding the foregoing, Maker shall prepay the Loan upon receipt, and to the extent of, any net proceeds received upon the sale, refinancing or other disposition of, or any distribution made with respect to, the Collateral (as defined in the Third Amended and Restated Security Agreement) in accordance with Section 6 hereof.

     6. APPLICATION OF PAYMENTS. JMB shall apply any amounts received from Maker as a prepayment under Section 5 above to reduce Maker's outstanding indebtedness under this Note, Replacement Note #2 or any other indebtedness owed by Maker to JMB, in such order, as JMB, in its sole discretion, shall elect.

     7. PREPAYMENT. Subject to Sections 6 and 17(a) hereof, Maker reserves the privilege to prepay this Note in full or in part without premium or penalty.

     8. SECURITY. This Note is secured by the Third Restated Security Agreement and the Priority Security Agreement. Reference is made to the Third Restated Security Agreement and the Priority Security Agreement, as applicable, for a description of the property encumbered, the nature and extent of the security, and the rights of the holder hereof in respect to such security. The provisions of the Third Restated Security Agreement and the Priority Security Agreement shall be deemed to be incorporated by reference herein as though set out herein in their entirety.

     9. EVENTS OF DEFAULT AND REMEDIES. Any one of the following occurrences shall constitute an "event of default" under this Note:

     (a) The failure by Maker to make any payment of principal or interest upon this Note as and when the same becomes due and payable in accordance with the terms hereof, and the continuation of such failure for five (5) days after written notice thereof to Maker from JMB;

     (b) The occurrence of any default under this Note other than as described in the preceding clause (a), and the continuance of such failure for thirty (30) days after written notice thereof to Maker from JMB; provided that if at the end of such 30 day period Maker, in JMB's sole judgment, is proceeding with due diligence to cure such default, then there shall not be an event of default for an additional period of the shorter of 60 days or the period during which, in JMB's sole judgment, Maker continues to proceed with due diligence to cure such default;

     (c) The occurrence of any Default (as defined in the Third Amended and Restated Security Agreement) under the Priority Security Agreement;

     (d) Maker, any general partner of Maker (or any constituent general partner thereof), or any entity whose equity constitutes collateral under a Security Agreement (a "Collateral Entity") becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or Maker, any general partner of Maker (or any constituent general partner thereof), or any Collateral Entity applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for itself or of any of its property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Maker, any general partner of Maker (or any constituent general partner thereof), or any Collateral Entity, or for a substantial part of the property of any of them and is not discharged within 30 days; or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of Maker, any general partner of Maker (or any constituent general partner thereof), or any Collateral Entity, and if such case or proceeding is not commenced by Maker, any general partner of Maker (or any constituent general partner thereof), or any Collateral Entity, it is consented to or acquiesced in by Maker, any general partner of Maker (or any constituent general partner thereof), or any Collateral Entity, or remains for 60 days undismissed; or Maker, any general partner of Maker (or any constituent general partner thereof), or any Collateral Entity, takes any action to authorize, or in furtherance of, any of the foregoing; or

     (e) Any representation, warranty or certification made by Maker to JMB or any subsequent holder hereof in connection with the Loan, this Note, any Security Agreement, or any other document executed in connection herewith proves to be or to have been false in any material respect at any time.

     For purposes of the foregoing clauses (c) and (e) of this Section 9, with respect to any event or occurrence which constitutes an event of default hereunder solely by reason of its constituting a default (as distinguished from an "event of default") under a document or instrument other than this Note, to the extent (if any) that such other document or instrument provides a grace or cure period with respect to such default, the same grace or cure period, and only such period, shall apply with respect to this Note.

     Upon the occurrence of any event of default hereunder: (i) the entire unpaid principal balance of, and any unpaid interest then accrued on, and any other amounts owing under or evidenced by this Note shall, at the option of the holder hereof and without notice or demand of any kind to Maker or any other person, immediately become due and payable; and (ii) the holder hereof shall have and may exercise any and all rights and remedies available at law or in equity and also any and all rights and remedies provided in Security Agreements or in any other instrument securing this Note.

     The remedies of the holder hereof, as provided herein or in the Security Agreements or any other instrument securing this Note, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the holder hereof, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

     10. ATTORNEYS' FEES AND COSTS. In the event one or more events of default shall occur. Maker promises to pay all costs of collection of every kind, including but not limited to all reasonable attorneys' fees, court costs, and expenses of every kind incurred by the holder hereof in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is ever filed with respect thereto.

     11. NOTICES. All notices or other communications hereunder to either party shall be (a) in writing and, if mailed, shall be deemed to be given on the second Business Day after the date when deposited in the United States mail, by registered or certified mail, postage prepaid, addressed as provided hereinafter, and (b) addressed:

     IF TO MAKER:     JMB/245 Park Avenue Associates, Ltd.
                      900 North Michigan Avenue, Suite 1400
                      Chicago, Illinois 60611
                      Attention: Gary Nickele

     IF TO JMB:       JMB Realty Corporation
                      900 North Michigan Avenue, Suite 1400
                      Chicago, Illinois 60611
                      Attention: H. Rigel Barber

or to either party at such other addresses as such party may designate in a written notice to the other party.

     12. BUSINESS PURPOSE. The Maker represents and agrees that the proceeds of the Loan evidenced by this Note have been used for purposes specified in 815 ILCS 205/4(1) (c), and that the indebtedness evidenced hereby constitutes a business loan which comes within the purview of said 815 ILCS 205/4(1) (c) and is not usurious.

     13. HEADINGS. The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

     14. WAIVER. Maker, for itself and for its successors, transferees and assigns and all guarantors, endorsers and signers, hereby waives all valuation and appraisement privileges, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice of the intention to accelerate, the release of any party liable, the release of any security for the debt, the taking of any additional security and any other indulgence or forbearance, and all of the foregoing persons are and shall be jointly and severally, directly and primarily, liable for the amount of all sums owing and to be owed hereon, and agrees that this Note and any or all payments corning due hereunder may be extended or renewed from time to time without in any way affecting or diminishing their liability hereunder.

     15. SEVERABILITY. If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

     16. EXCULPATION. Notwithstanding anything herein contained to the contrary, JMB agrees (for itself and any subsequent holder of this Note) that (1) all liability with respect to the debt evidenced by this Note, or any of the other documents executed and delivered by Maker in connection herewith, shall be satisfied only out of the assets of Maker and that no present or future constituent partner (i.e., person holding any equity interest) in or agent of the Maker, nor any officer, shareholder, director, employee, trustee, beneficiary or agent of any corporation or trust that is or becomes a constituent partner in Maker (including, but not limited to, persons executing documents or certificates on behalf of Maker) shall have personal liability (either directly or indirectly), all such personal liability being expressly waived by JMB and (2) in no event shall a negative capital account or any other funding obligations of any constituent partner in Maker be deemed to be an asset or the property of Maker and neither JMB nor any subsequent holder of this Note shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligations.

     17.   MISCELLANEOUS.

     (a) Whenever any payment to be made under this Note would be due on a date which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day and interest shall be payable at the applicable rate during such extension. Each payment (including prepayments) of principal of, or interest on, this Note shall be made in Dollars by the Maker to JMB at its office in Chicago, not later than noon, Chicago time, on the date due therefor; and funds received after that hour shall be deemed to have been received by JMB on the next following Business Pay. All payments (whether of principal, interest or other amounts) which are applied at any time by the holder hereof to indebtedness evidenced by this Note, prior to an event of default, shall be allocated by the holder first to expenses or other similar items, next to accrued interest, and then to principal, and, after an event of default, may be allocated by the holder to principal, interest or other amounts as the holder may determine in the holder's sole discretion.

     (b) In the event of any inconsistency between the provisions of this Note and the provisions of the Third Amended and Restated Security Agreement and/or the Priority Security Agreement, JMB may elect which of the inconsistent provisions shall govern and control. Copies of the Third Amended and Restated security Agreement and the Priority Security Agreement are available for inspection at the offices of JMB during normal business hours.

     (c) This Note shall be governed by and construed in "accordance with the laws of the State of Illinois.

     (d) This Note has been made and delivered at Chicago, Illinois, and all funds disbursed to or for the benefit of Maker have been disbursed in Chicago, Illinois.

     (e) This Note shall be binding upon Maker and its respective successors and assigns; provided, however, that Maker may not assign its rights hereunder or in connection herewith, and this Note shall inure to the benefit of JMB and its successors and assigns, including any participants of JMB. Maker agrees that JMB may assign its interest hereunder and sell participation interests in the loan evidenced by this Note to one or more other persons without notice to or consent of Maker.

     (f) Maker acknowledges that this Note when taken together with Replacement Note #1, made and delivered in amendment, restatements, division and replacement of and substitution for the Second Restated Note, as further set forth in the Note Split Agreement.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note at Chicago, Illinois as of the date and year first above written, pursuant to proper authority duly granted.


                            JMB/245 PARK AVENUE ASSOCIATES, LTD.
                            an Illinois limited partnership

                            By:   JMB Park Avenue, Inc.
                                  Its corporate general partner


                            By:
                                  ------------------------------
                            Its:  Vice President






































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